Exhibit B to the Sub-Administration Servicing Agreement between U.S. Bancorp

Fund Services, LLC and Tocqueville Asset Management, L.P.

and

Exhibit A to the Administration Agreement between U.S. Bancorp Fund Services,

LLC and The Tocqueville Alexis Trust

ADMINISTRATION & COMPLIANCE SERVICES

ANNUAL FEE SCHEDULE

Tocqueville Funds

(Effective for a period of three (3) years from date of the Agreement)

Complex level fee structure based upon combined assets of The Tocqueville Trust and The Tocqueville Alexis Trust

•	0.05% on first $400 million

•	0.03% on next $600 million

•	0.02% on the balance

(Subject to $240,000 complex minimum for the 6 funds)

Extraordinary services - quoted separately

Multiple Classes – Add the following per class:

1 basis point at each level

$15,000 per fund minimum

Annual legal administration – Add:

1 basis point at each level

$5,000 additional minimum per fund

Plus out-of-pocket expenses, including but not limited to:

Postage, Stationery

Programming, Special Reports

Proxies, Insurance

EDGAR filing

Retention of records

Federal and state regulatory filing fees

Certain insurance premiums

Expenses from board of directors meetings

Auditing and legal expenses

Blue Sky conversion expenses (if necessary)

All other out-of-pocket expenses

Fees are billed monthly.

Exhibit B

to the

Fund Accounting Servicing Agreement

FUND ACCOUNTING SERVICES

ANNUAL FEE SCHEDULE

Tocqueville Funds

(Effective for a period of three (3) years from date of the Agreement)

Complex level fee structure based upon assets in the Tocqueville Funds complex

•	0.02% on first $500 million

•	0.01% on next $500 million

•	0.005% on the balance

(Subject to $140,000 complex minimum for 6 Funds)

Multiple Classes

Each class is an additional 25% of the charge of the initial class.

Master/Feeder Funds

Each master and feeder is charged according to the schedule.

Multiple Manager Funds

Additional base fee:

$12,000 per manager/sub-advisor per fund

Extraordinary services – quoted separately

Conversion Estimate – one month’s fee (if necessary)

NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:

•	$.15 Domestic and Canadian Equities

•	$.15 Options

•	$.50 Corp/Gov/Agency Bonds

•	$.80 CMO’s

•	$.50 International Equities and Bonds

•	$.80 Municipal Bonds

•	$.80 Money Market Instruments

•	$125 /fund/month - Mutual Fund Pricing

•	$2.00 /equity Security/Month Corporate Actions

•	$125 /month Manual Security Pricing (>10/day)

•	Factor Services (BondBuyer)

•	$1.50 /CMO/month

•	$.25 /Mortgage Backed/month

•	$300 /month Minimum Per Fund Group

Exhibit B

to the

Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES

ANNUAL FEE SCHEDULE

Tocqueville Funds

(Effective for a period of three (3) years from date of the Agreement)

Service Charges to the Complex

Shareholder Account Fee

Tocqueville Fund, Tocqueville Small Cap Value, Tocqueville International Value, Tocqueville Gold, Tocqueville Genesis and Tocqueville Alexis

$13.00 per open account

$ 9.00 per network level 3 account

$ 2.50 per closed account

   (Subject to $144,000 complex minimum for 6 Funds)

Activity Charges

Telephone Calls - $1.50 /call

Daily Valuation Trades - $6.75 /trade

Lost Shareholder Search - $5.00 /search

AML Base Service –

5,000 – 9999 Accounts - $2,500 / year

New Account Service - $1.00/new domestic accounts and $2.00/new foreign account

Shareholder Verification - $0.25 / each

ACH/EFT Shareholder Services:

$125.00 /month/fund group

$ .50 /ACH item, setup, change

$5.00 /correction, reversal

Out-of-pocket Costs - Including but not limited to:

Telephone toll-free lines, call transfers, etc.

Mailing, sorting and postage

Stationery, envelopes

Programming, special reports

Insurance, record retention, microfilm/fiche

Proxies, proxy services

ACH fees, NSCC charges

All other out-of-pocket expenses

Service Charges to Investors

Qualified Plan Fees (Billed to Investors)

$15.00	/qualified plan acct (Cap at $30.00/SSN)
$15.00	/Coverdell ESA acct (Cap at $30.00/SSN)
$25.00	/transfer to successor trustee
$25.00	/participant distribution (Excluding SWPs)
$25.00	/refund of excess contribution

Additional	Shareholder Fees (Billed to Investors)

$15.00 /outgoing wire transfer

$15.00 /overnight delivery

$ 5.00 /telephone exchange

$25.00 /return check or ACH

$25.00 /stop payment

$5.00 /research request per account (Cap at $25.00/request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges

1.	Fund Setup - $1,500 /CUSIP

2.	NSCC Service Interface – All NSCC Services

Setup - $1,500 /fund group

Annual - $1,400 /CUSIP/year

3.	Telecommunications and Voice Services

Service Setup - $1,650 ATT transfer connect

VRU Setup - $500 /fund group

VRU Maintenance - $100 /CUSIP/month

$.35 /voice response call

$.40 /voice recognition call

4.	Average Cost - $.36 /account/year

5.	Development/Programming - $150 /hour

6.	File Transmissions – subject to requirements

7.	Selects - $300 per select

8.	Extraordinary services – charged as incurred

Conversion of Records (if necessary) – Estimate to be provided.

Custom processing, re-processing

All other extraordinary services

Fees are billed monthly.

Exhibit B

to the

Prospect Servicing Agreement

PROSPECT SERVICING

ANNUAL FEE SCHEDULE

Tocqueville Funds

(Effective for a period of three (3) years from date of the Agreement)

Full Service (Inbound Teleservicing and Kit Assembly and Mailing)

TIER 1 (0-50 orders per month)
Account Management	$300/month

TIER 2 (51-250 orders per month)
Account Management	$300/month
First 50 orders	NC
Per order over 50	$4.00/order

TIER 3 (251-500 orders per month)
Account Management	$1,000/month
First 250 orders	NC
Per order over 250	$3.50/order

TIER 4 (over 500 orders per month)
Account Management	$2,000/month
First 500 orders	NC
Per order over 500	$3.00/order

E-mail/internet Lead Origination – $2.50 per request

Service includes account management, lead reporting, call servicing, database management, kit assembly and mailing (excluding postage and materials).

Inbound Teleservicing (only)

Account Management	$100/month
Call Servicing	$.99/minute

Base Reporting Services Included.

Assumes that client is responsible for costs associated with order delivery.

Lead Conversion Reporting

Account Management	$700/month
Database Installation, Setup	$1,500/fund group

Web On-line Fund Fulfillment

Account Management	$500/month
Installation, Setup	$ 0 (NC)
Per Retail Request	$.40/retail request
Per Intermediary Request	$.60/retail request

Follow-up Services

Correspondence	$2.00/letter
E-mail Correspondence	(Separate Quote	)*
Telemarketing	(Separate Quote	)*
Customized Services	(Separate Quote	)*

*	Dependent upon client requirements

All fees are billed monthly plus out-of-pocket expenses, including, but not limited to:

Customized reporting development ($150.00/hour)

Postage, stationery

Programming, special reports

Retention of records

File transmission charges

Legal expenses

All other out-of-pocket expenses